UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2008
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3721 Valley Centre Drive, Suite 500, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

Item 1.01. Entry Into a Material Definitive Agreement.
     Loan Arrangement
     On May 21, 2008, Somaxon Pharmaceuticals, Inc. (the “Company”) entered into a Loan and Security Agreement with Silicon Valley Bank and Oxford Finance Corporation (the “Lenders”) under which the Company borrowed $15 million.  To secure the repayment of any amounts borrowed under this agreement, the Company granted to the Lenders a first priority security interest in all of its assets, other than its intellectual property, its rights under license agreements granting it rights to intellectual property.  The Company also agreed not to pledge or otherwise encumber its intellectual property assets.
     In the event that the Company enters into a later debt financing arrangement of at least $25 million requiring a first priority security interest in the collateral pledged to the Lenders, the Lenders will be required to release their security interests in such collateral and the restriction on encumbrances of the Company’s intellectual property will terminate, and the Company will grant to the lenders a first priority security interest in a certificate of deposit (the “CD”) in the amount of the aggregate amount owed under the agreement.  The Company is also required to maintain a minimum cash balance at Silicon Valley Bank of at least 50% of the aggregate amount outstanding under the loan, which will increase to 100% if the collateral consists solely of the CD.
     The Company will be required to pay interest on borrowings at the three-month LIBOR rate in effect at the funding date, plus 6.7%, on a monthly basis through December 31, 2008.  Thereafter, the Company will be required to repay the principal, plus interest at such rate, in 30 equal monthly installments. The Company paid to the Lenders an upfront fee of $75,000, and will pay to the Lenders an additional final payment of 4% of the total principal amount.  In addition, if the Company repays the loan prior to maturity, it will pay to the Lenders a prepayment penalty of 6% of the total principal amount if the prepayment occurs within one year after the funding date, 4% of the total principal amount if the prepayment occurs between one and two years after the funding date and 2% of the total principal amount of the prepayment occurs thereafter.  The Company also agreed to customary affirmative and negative covenants in connection with this arrangement.
     In connection with entering into this agreement, the Company issued to Silicon Valley Bank, a warrant to purchase 79,817 shares of the Company’s common stock and to Oxford Finance Corporation, a warrant to purchase 159,635 shares of the Company’s common stock (together, the “Lender Warrants”).  Each of the Lender Warrants is exercisable immediately, has a per-share exercise price of $4.385 and has a term of 10 years.
     The loan and security agreement and the Lender Warrants, which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this report on Form 8-K, are incorporated herein by reference. The foregoing description of the loan and security agreement and the Lender Warrants is qualified in its entirety by reference to such exhibits.
     Committed Equity Financing Facility
     On May 21, 2008, the Company entered into a Committed Equity Financing Facility (the “CEFF”) with Kingsbridge Capital Limited (“Kingsbridge”), pursuant to which Kingsbridge has committed to provide up to $50 million of capital for a period of three years through the purchase of newly-issued shares of the Company’s common stock.
     Under the terms of the CEFF, the maximum number of shares that the Company may sell is 3,672,098 shares (exclusive of the 165,000 shares underlying a warrant issued concurrently to Kingsbridge with the CEFF), which, under the rules of the Nasdaq Global Market, is approximately the maximum number of shares that the Company may sell to Kingsbridge without approval of its stockholders.
     Subject to certain conditions and limitations, from time to time under the common stock purchase agreement relating to the CEFF, the Company may require Kingsbridge to purchase newly-issued shares of its common stock in tranches of up to (a) 2% of the Company’s market capitalization at the time of the draw down of such tranche or (b) the lesser of 3% of the Company’s market capitalization at the time of the draw down of such tranche or an amount calculated by reference to the

Company’s average trading volume and average stock price on the trading day prior  to the date that the Company requests the draw down.
     Each tranche will be issued and priced over an eight-day pricing period. Kingsbridge will purchase shares of common stock pursuant to the CEFF at discounts ranging from 6% to 12% depending on the average market price of the common stock during the eight-day pricing period, provided that the minimum acceptable volume weighted purchase price for any shares to be issued to Kingsbridge during the eight-day period will be equal to the higher of $1.75 or 90% of the Company’s share price the day before the commencement of each draw down.
     In connection with the CEFF, the Company issued a warrant to Kingsbridge to purchase up to 165,000 shares of common stock at an exercise price of $5.4175 per share (the “Kingsbridge Warrant”).  The Kingsbridge Warrant will become exercisable after the six-month anniversary of the date of the CEFF agreements, and will remain exercisable, subject to certain exceptions, until five years after the date of the agreement.
     The CEFF requires the Company to file a resale registration statement with respect to the resale of shares issued pursuant to the CEFF and underlying the warrant within 60 days of entering into the CEFF, and to use commercially reasonable efforts to have such registration statement declared effective by the Securities and Exchange Commission within 180 days of entering into the CEFF.
     Throughout the term of the agreement, Kingsbridge is restricted from engaging in any short selling transaction relating to the Company’s common stock. Somaxon is not obligated to utilize any of the $50 million available under the CEFF, and there are no minimum commitments or minimum use penalties. The CEFF agreement does not contain any restrictions on Somaxon’s operating activities, automatic pricing resets or minimum market volume restrictions.
     If, three months after the filing of the resale registration statement pursuant to the registration rights agreement, the registration statement has not been declared effective due to objections from the SEC related to the eligibility to use Form S-1 or Form S-3 under Instruction 6 to register the resale by Kingsbridge of the securities issued under the CEFF in an amount equal to at least one-third of the Company’s non-affiliate public float, the Company and Kingsbridge have agreed that the Kingsbridge Warrant may be cancelled at any time, in the Company’s sole discretion, provided that the resale registration statement has not been declared effective. In the event the Company elects to cancel the Kingsbridge Warrant, the CEFF agreement will automatically terminate as well.
     The common stock purchase agreement, registration rights agreement and the Kingsbridge Warrant, which are filed as Exhibits 10.2, 10.3 and 4.3, respectively, to this report on Form 8-K, are incorporated herein by reference. The foregoing description of the common stock purchase agreement, registration rights agreement and Kingsbridge Warrant is qualified in its entirety by reference to such exhibits.
     On May 22, 2008, the Company issued a press release announcing the loan arrangement and the CEFF, which press release is filed herewith as Exhibit 99.1.
Item 3.02. Unregistered Sales of Equity Securities
     The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Rule 506 of Regulation D, in connection with obtaining Kingsbridge’s commitment under the CEFF, for the issuance of the Kingsbridge Warrant in consideration of such commitment and for the issuance of the Lenders Warrant in connection with the loan and security agreement. The Kingsbridge Warrant, the Lenders Warrants and the shares of common stock issuable under the CEFF, and the shares issuable upon the exercise of each of the Kingsbridge Warrant and the Lenders Warrants, have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements.
     The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
4.1	Warrant dated May 21, 2008 issued to Silicon Valley Bank

4.2	Warrant dated May 21, 2008 issued to Oxford Finance Corporation

4.3	Warrant dated May 21, 2008 issued to Kingsbridge Capital Limited

10.1	Loan and Security Agreement dated May 21, 2008 between Registrant, Silicon Valley Bank and Oxford Finance Corporation

10.2	Common Stock Purchase Agreement dated May 21, 2008 between Registrant and Kingsbridge Capital Limited

10.3	Registration Rights Agreement dated May 21, 2008 between Registrant and Kingsbridge Capital Limited

10.4	Form of Secured Promissory Note (included in Exhibit 10.1)

99.1	Press Release dated May 21, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Date: May 22, 2008

	By:	/s/ Meg M. McGilley
	Name:	Meg M. McGilley
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Warrant dated May 21, 2008 issued to Silicon Valley Bank

4.2	Warrant dated May 21, 2008 issued to Oxford Finance Corporation

4.3	Warrant dated May 21, 2008 issued to Kingsbridge Capital Limited

10.1	Loan and Security Agreement dated May 21, 2008 between Registrant, Silicon Valley Bank and Oxford Finance Corporation

10.2	Common Stock Purchase Agreement dated May 21, 2008 between Registrant and Kingsbridge Capital Limited

10.3	Registration Rights Agreement dated May 21, 2008 between Registrant and Kingsbridge Capital Limited

10.4	Form of Secured Promissory Note (included in Exhibit 10.1)

99.1	Press Release dated May 21, 2008